Exhibit (j)(2)

INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement (No. 2-96141) of Sound Shore Fund of our report dated February 4, 2000 in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2000